Exhibit 13(k)
FORM OF EXHIBIT A
     THIS REVISED EXHIBIT A, dated as of [        ], 2011, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 4, 2006 between PNC Global Investment Servicing (U.S.) Inc. and Highland Funds I, as amended March 30, 2010. This Exhibit A is revised for the addition of Highland Floating Rate Opportunities Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
HIGHLAND LONG/SHORT EQUITY FUND
HIGHLAND LONG/SHORT HEALTHCARE FUND
HIGHLAND FLOATING RATE OPPORTUNITIES FUND

BNY MELLON INVESTMENT SERVICING (U.S.) INC.

By:
Name:
Title:

Agreed:

HIGHLAND FUNDS I

By:
Name:
Title: